                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT


      Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  January 20, 1994



                              SOCIETY CORPORATION
             (Exact name of registrant as specified in its charter)

             Ohio                               0-850                                34-6542451
- ---------------------------------            ------------                       ---------------------
 (State or other jurisdiction of             (Commission                          (I.R.S. Employer
          incorporation)                     File Number)                        Identification No.)

             127 Public Square, Cleveland, Ohio                                      44114-1306
- ----------------------------------------------------------                      ---------------------
          (Address of principal executive offices)                                   (Zip Code)


             Registrant's telephone number, including area code:  (216) 689-3000

Item 5.  Other Events

         On January 20, 1994, the Registrant issued a press release announcing the declaration of a 14.3 percent increase in its quarterly common share dividend and its earnings results for the three and twelve-month periods ended December 31, 1993. This press release is attached as
         Exhibit 99 to this report.




Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

    (c)  Exhibits

           99. January 20, 1994, press release of the Registrant announcing the declaration of a 14.3 percent increase in its quarterly common share dividend and its earnings results for the three and twelve-month periods ended December 31, 1993.




                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  SOCIETY CORPORATION
                                            -----------------------------
                                                        (Registrant)

Date: January 20, 1994                            /s/ Thomas M. Neel
                                            -----------------------------
                                                 By:   Thomas M. Neel
                                                Senior Vice President
                                              and Corporate Controller

   CONTACT:      John Fuller (216) 689-8140 (media)
                      Jay Gould (216) 689-4721 (analysts)

   FOR IMMEDIATE RELEASE

           SOCIETY CORPORATION DECLARES 14 PERCENT DIVIDEND INCREASE
                           AND RECORD ANNUAL EARNINGS

                 CLEVELAND, January 20, 1994 -- Society Corporation (NYSE: SCY) today declared a 14.3 percent increase in its quarterly common share dividend from $0.28 per share to $0.32 per share, payable March 15, 1994, to shareholders of record on February 28, 1994, with an ex-dividend date of February 21, 1994.

                 "This increase marks the 29th consecutive year we have increased the dividend," said Robert W. Gillespie, chairman and chief executive officer, "and reflects a combination of strong operating performance in 1993 as well as confidence in the 1994 outlook as we approach the merger with KeyCorp."

                 The Board of Directors of KeyCorp is scheduled to meet for the last time before the merger on February 17, 1994. At that meeting, KeyCorp's board is expected to consider a dividend recommendation that, considering the merger exchange ratio of 1.205 shares of stock in the new company for each common share of KeyCorp, would be comparable to the indicated Society dividend, and would have the same record and payable dates. Such a dividend by KeyCorp would represent a 24.4 percent increase over its 1993 dividend.

                 Society's dividend action was reviewed and approved by KeyCorp (NYSE: KEY) as required by the Merger Agreement between Society and KeyCorp.

                 1993 FOURTH QUARTER AND ANNUAL EARNINGS REVIEW

                 Society Corporation also reported fourth quarter operating earnings

                                 - more -

   Society Corporation Declares Dividend, Reports Record Earnings
   January 20, 1994
   Page 2

   before a restructuring charge of $96.6 million or $0.82 per common share, up 14 percent from the year-ago quarter. On the same basis, 1993 earnings were a record $386.7 million or $3.26 per common share, up 21 percent. The 1993 fourth quarter's restructuring charge which related to the pending merger with KeyCorp totaled $39.6 million after-tax, or $0.33 per common share. Including the impact of this restructuring charge, Society reported fourth quarter and record full-year 1993 earnings of $57.0 million and $347.2 million, respectively, or $0.49 and $2.93 per common share.

                 "Obviously, the announced merger with KeyCorp represented the most significant event of the quarter and is a major milestone in the history of both companies," said Gillespie. "I am happy to report that integration planning for the merger, which will expand the franchise and product delivery capabilities for both companies, is proceeding ahead of schedule. The new management team has been announced. Working together they have already completed a plan for 1994, confirming preliminary merger-related expense reduction estimates. Victor J. Riley, Jr., chairman and chief executive officer of KeyCorp, and I have been very much involved throughout this process and could not be more pleased with the teamwork and results we have seen. Shareholder meetings to approve the merger have been scheduled for February 16, 1994, and we expect to close the transaction in early March."

                 Commenting on financial performance, James W. Wert, vice chairman and chief financial officer, noted, "The high level of financial performance continued in the fourth quarter. On an operating earnings basis, the fourth quarter return on average assets was 1.47 percent and return on average common equity was 18.8 percent. For the full-year 1993, our operating return on average assets and on average common equity were
   1.51 percent and 19.8 percent, respectively. These profitability measures continued to place Society at or near the top of industry performance rankings. During the fourth quarter, average loans increased 3 percent from

                                     - more -

   Society Corporation Declares Dividend, Reports Record Earnings
   January 20, 1994
   Page 3

   the 1993 third quarter level reflecting growth in a number of loan portfolios. In addition, credit quality measures continued to improve with non-performing assets declining $80 million or 26 percent during the quarter, representing 0.83 percent of assets. Similarly, net charge-offs declined from 1993 third quarter levels and totaled $17.5 million during the fourth quarter, representing 0.41 percent of average loans."

                 Continuing, Wert said, "When we announced the agreement to merge with KeyCorp, it was noted that a one-time restructuring charge representing the estimated costs of consolidating the operations of the two companies would be taken in the 1993 fourth quarter. At that time, the restructuring charge was estimated at $90-$110 million pre-tax, which would be split between the two companies. Detailed analyses, completed recently and representing the work of some 40 task forces, indicated a somewhat higher charge of $118.7 million due largely to increased relocation and severance costs. Society's portion of the charge was $53.9 million before taxes and, as was the case at KeyCorp, was taken in the 1993 fourth quarter."

                 Net interest income in the fourth quarter was up $6.7 million or 2.3 percent from the year-ago quarter reflecting a $1.4 billion or 6 percent increase in the level of average earning assets which was slightly offset by a decline in the net interest margin to 5.10 percent from 5.33 percent in the 1992 fourth quarter. Compared with the 1993 third quarter, net interest income was up slightly reflecting the favorable impact of an $896 million or 4 percent increase in average earning assets, which included a $541 million or 3 percent increase in average loans. This favorable impact was partially offset by a decline in the net interest margin from 5.25 percent in the 1993 third quarter to 5.10 percent in the current quarter. The decline was consistent with expectations and reflected primarily the narrowing of spreads available on the replacement of maturing securities and interest rate swaps.

                                 - more -

   Society Corporation Declares Dividend, Reports Record Earnings
   January 20, 1994
   Page 4

                 Noninterest income in the 1993 fourth quarter was $113.6 million, little changed from the year-ago quarter but down $57.3 million from the 1993 third quarter. When non-recurring items are excluded from the 1993 third quarter results, fourth quarter noninterest income was down $5.7 million. This decline reflected a $9.5 million decrease in trust income related to a full-quarter's impact from the 1993 third quarter sale of Ameritrust Texas. Fourth quarter noninterest income was up about $6.5 million from the 1993 third quarter, after adjusting for the impact of the Ameritrust Texas sale.

                 Noninterest expense totaled $257.5 million, up $10.3 million or 4 percent from the year-ago quarter after excluding the current quarter's $53.9 million restructuring charge. On the same basis, fourth quarter noninterest expense was up $7.1 million from comparable third quarter expenses, reflecting increased compensation costs as well as higher real estate owned expense and increases spread over a number of other categories.

                 The provision for loan losses in the 1993 fourth quarter was $13.2 million, down from $17.0 million in the 1993 third quarter. This decrease reflected the continued decline in net charge-offs during the current quarter to $17.5 million, or 0.41 percent of average loans, from $21.1 million, or 0.51 percent, in the prior quarter.

                 Nonperforming loans at December 31, 1993, were $162.8 million and represented 0.91 percent of loans, down $36.9 million or 18 percent from the end of the 1993 third quarter when nonperforming loans represented 1.17 percent of loans. Compared with the year-ago quarter, nonperforming loans were down $185.9 million or 53 percent. Coverage of nonperforming loans by the allowance for loan losses increased during the fourth quarter to 295 percent from 243 percent at September 30, 1993, and 144 percent at December 31, 1992.

                                 - more -

   Society Corporation Declares Dividend, Reports Record Earnings
   January 20, 1994
   Page 5

                 Nonperforming assets at the end of the fourth quarter totaled $224.4 million, down $79.9 million or 26 percent from September 30, 1993, and down $272.6 million or 55 percent from the end of the prior year. Nonperforming assets at December 31, 1993, represented 1.25 percent of total loans plus other real estate owned and other nonperforming assets compared with 1.78 percent at September 30, 1993, and 3.07 percent at December 31, 1992.

                 At December 31, 1993, assets totaled $27.0 billion and equity capital $2.0 billion. The December 31, 1993, Tier 1 capital ratio was estimated at 8.44 percent and the Total Capital ratio was estimated at 12.60 percent.

                       1993 PRO-FORMA RESULTS HIGHLIGHTS

                 On October 4, 1993, Society Corporation and KeyCorp of Albany, New York, announced the signing of a definitive agreement to merge. The transaction, which requires approval of shareholders of both Society and KeyCorp, as well as the receipt of regulatory approvals, is expected to close in March 1994. The new company will be called Key Bancshares Inc. and will be headquartered in Cleveland. As of December 31, 1993, the new company would have ranked as the 11th-largest bank holding company in the nation with $59.7 billion in total assets and nearly 1,400 branch and affiliate offices in 18 states.

                 Commenting on 1993 pro-forma results, Wert noted, "One of the strengths of the pending merger is the fact that based on 1993 performance both KeyCorp and Society are high performing companies. On a pro-forma basis, 1993 earnings for the new company were $790.6 million. The return on average assets and return on average total equity were 1.39 percent and 18.9 percent, respectively. The restructuring charge taken in the fourth quarter of 1993 by both companies totaled $118.7 million ($80.7 million after-tax or $0.34 per common share), slightly in excess of the $110 million upper-end of the previously announced expected charge. Personnel costs including

                                    - more -

   Society Corporation Declares Dividend, Reports Record Earnings
   January 20, 1994
   Page 6

   severance, relocation, and other employee costs ($49.6 million); systems and facilities costs ($35.7 million), and merger costs ($20.5 million) comprised the majority of the restructuring charge. Net charge-offs in 1993 totaled $212.8 million, representing 0.56 percent of average loans. The December 31, 1993 allowance for loan losses was 2.00 percent of period-end loans and covered 239 percent of nonperforming loans which totaled $336.3 million and represented 0.84 percent of year-end loans."

                                     # # #

SOCIETY CORPORATION DECLARES 14 PERCENT DIVIDEND INCREASE AND
RECORD ANNUAL EARNINGS
JANUARY 20, 1994
PAGE 7

                            FINANCIAL HIGHLIGHTS
               (amounts in thousands, except per share amounts)
                                                                 Three months ended
                                                         ---------------------------------------
                                                         12-31-93       9-30-93         12-31-92
                                                         --------       -------         --------
QUARTERLY DATA
PERFORMANCE MEASURES
   Net income                                            $57,013         $98,220         $86,506
   Earnings per Common Share                                0.49            0.83            0.72
   Dividends per Common Share                               0.28            0.28            0.245
   Return on assets                                         0.87 %          1.55 %          1.40 %
   Return on total equity                                  11.09           19.81           18.79
   Return on common equity                                 11.09           19.81           19.08
   Net interest margin                                      5.10            5.25            5.33
   Efficiency ratio (1)                                    61.92           59.94           60.15
   Overhead ratio (1)                                      47.54           44.13           44.90
ASSET QUALITY
   Net charge-offs                                       $17,518         $21,089         $41,101
   Provision for loan losses                              13,160          17,037          31,109
   Net charge-offs to average loans                         0.41 %          0.51 %          1.04 %




                                                                       Twelve months ended
                                                                  ------------------------------
                                                                  12-31-93             12-31-92
                                                                  --------             --------
YEAR-TO-DATE DATA
PERFORMANCE MEASURES
   Net income                                                     $347,159             $301,210
   Earnings per Common Share                                          2.93                 2.51
   Dividends per Common Share                                         1.12                 0.98
   Return on assets                                                   1.36 %               1.26 %
   Return on total equity                                            17.84                17.28
   Return on common equity                                           17.87                17.52
   Net interest margin                                                5.26                 5.33
   Efficiency ratio (1)                                              60.41                61.11
   Overhead ratio (1)                                                45.57                45.27
ASSET QUALITY
   Net charge-offs                                                $ 95,199             $171,566
   Provision for loan losses                                        72,240              147,366
   Net charge-offs to average loans                                   0.56 %               1.06 %

   (1) Excludes non-recurring items (e.g., securities gains, gain on sale of branch offices and loans, gain on sale of subsidiary, restructuring charges, and other non-recurring items).

SOCIETY CORPORATION DECLARES 14 PERCENT DIVIDEND INCREASE AND
RECORD ANNUAL EARNINGS
JANUARY 20, 1994
PAGE 8

                                   FINANCIAL HIGHLIGHTS
                     (amounts in thousands, except per share amounts)
                                                     12-31-93        9-30-93         12-31-92
                                                     --------        -------         --------
ASSET QUALITY DATA
     Nonaccrual loans                                $162,448        $199,351        $347,779
     Restructured loans                                   370             402             934
                                                      -------         -------        --------
         Nonperforming loans                          162,818         199,753         348,713
     Other real estate owned                           48,095          90,897         133,341
     Other nonperforming assets                        13,462          13,633          14,903
                                                     --------        --------        --------
         Nonperforming assets                        $224,375        $304,283        $496,957
                                                     ========        ========        ========

     Nonperforming loans to total loans                  0.91 %          1.17 %          2.18 %
     Nonperforming assets to loans plus OREO
         and other nonperforming assets                  1.25            1.78            3.07
     Nonperforming assets to total assets                0.83            1.18            1.99
     Allowance for loan losses                       $480,634        $484,992        $502,744
     Allowance for loan losses to loans                  2.69 %          2.85 %          3.14 %
     Allowance for loan losses to
         nonperforming loans                           295.20          242.80          144.17

INTANGIBLE ASSETS
     Goodwill                                        $180,992        $171,322        $161,573
     Other intangibles                                 33,146          35,446         132,752
COMMON SHARE DATA
    Book value per share                             $  17.37          $17.15          $15.49
    Stock price                                         29.75           32.00           32.13
    Shares outstanding                                117,377         117,086         116,726
CAPITAL ADEQUACY RATIOS
    Tier 1 risk-based capital (2)                        8.44 %          8.71 %          8.53 %
    Total risk-based capital (2)                        12.60           12.99           12.39
    Leverage (2)                                         7.17            7.34            6.98
    Tangible equity to tangible assets                   6.81            7.05            6.38
    Total equity to total assets                         7.55            7.79            7.48

    (2) 12-31-93 ratio is estimated.

SOCIETY CORPORATION DECLARES 14 PERCENT DIVIDEND INCREASE AND
RECORD ANNUAL EARNINGS
JANUARY 20, 1994
PAGE 9

                                            CONSOLIDATED BALANCE SHEET
                                              (dollars in thousands)

                                              12-31-93         9-30-93      12-31-92
                                             -----------     -----------   -----------
ASSETS
Cash and due from banks                      $ 1,375,645     $   979,703   $  1,345,085
Interest-bearing deposits with banks              30,469         252,191        677,794
Federal funds sold and security
    resale agreements                              2,000         526,200         98,047
Trading account assets                            35,462          13,188          3,034
Mortgage loans held for sale                     321,703         280,878        170,300
Securities available for sale                    738,078         737,053      1,122,224
Investment securities                          5,653,227       4,906,794      4,484,381
Loans, net of unearned income                 17,897,647      17,019,340     16,031,488
Allowance for loan losses                       (480,634)       (484,992)      (502,744)
                                             -----------     ------------ -------------
    Net loans                                 17,417,013      16,534,348     15,528,744
Premises and equipment                           421,765         430,253        406,560
Customers' liability on acceptances               10,612          16,327         29,428
Other assets                                   1,001,353       1,083,698      1,112,705
                                             -----------     -----------  -------------
    Total assets                             $27,007,327     $25,760,633  $  24,978,302
                                             ===========     ===========  =============


                                                12-31-93        9-30-93      12-31-92
                                             -----------     -----------    -----------
LIABILITIES
Noninterest-bearing deposits                 $ 3,803,677    $  3,090,748    $ 3,658,878
Interest-bearing deposits                     16,077,027      14,674,240     14,999,122
                                             -----------     -----------    -----------
    Total deposits                            19,880,704      17,764,988     18,658,000
Federal funds purchased                        1,013,800       1,601,535      1,316,567
Securities sold under repurchase agreements    1,339,940       1,529,235      1,517,538
Other short-term borrowings                    1,175,752       1,161,099        276,357
Acceptances outstanding                           10,612          16,327         29,428
Other liabilities                                595,276         601,621        426,257
Long-term debt                                   952,657       1,077,832        886,052
                                             -----------     -----------    -----------
    Total liabilities                         24,968,741      23,752,637     23,110,199
SHAREHOLDERS' EQUITY
Preferred stock                                                                  60,000
Common shareholders' equity                    2,038,586       2,007,996      1,808,103
                                             -----------     -----------    -----------
    Total liabilities and
         shareholders' equity                $27,007,327     $25,760,633    $24,978,302
                                             ===========     ===========    ===========


SOCIETY CORPORATION DECLARES 14 PERCENT DIVIDEND INCREASE AND
RECORD ANNUAL EARNINGS
JANUARY 20, 1994
PAGE 10


                    CONSOLIDATED QUARTERLY INCOME STATEMENT
               (amounts in thousands, except per share amounts)
                                                          Three months ended
                                               ----------------------------------------
                                               12-31-93        9-30-93         12-31-92
                                               --------       --------         --------
INTEREST AND FEE INCOME
      Loans                                    $337,816       $334,093         $327,400
      Securities                                115,686        114,528          126,327
      Short-term investments and
        assets held for sale                      6,601          9,243           10,014
                                               --------      ---------         --------
           Total interest and fee income        460,103        457,864          463,741

INTEREST EXPENSE
    Deposits                                    116,367        118,708          132,293
    Short-term borrowings                        27,855         26,029           26,677
    Long-term debt                               18,286         19,048           13,887
                                               --------       --------         --------
        Total interest expense                  162,508        163,785          172,857
                                               --------       --------         --------
        NET INTEREST INCOME                     297,595        294,079          290,884
PROVISION FOR LOAN LOSSES                        13,160         17,037           31,109
                                                -------       --------         --------
        Net interest income after
            provision for loan losses           284,435        277,042          259,775

NONINTEREST INCOME
    Trust income                                44,108          53,640           50,524
    Service charges on deposit accounts         24,384          25,118           25,282
    Credit card fees                            12,254          12,390           13,258
    Net securities gains (losses)                 (321)         25,102              142
    Gain on sale of subsidiary                       0          29,410                0
    Other income                                33,212          25,229           24,676
                                               -------         -------          -------
        Total noninterest income               113,637         170,889          113,882

NONINTEREST EXPENSE
    Salaries and employee benefits             134,172         131,688          116,634
    Net occupancy                               22,060          24,743           23,673
    Equipment                                   20,032          19,867           19,965
    FDIC insurance                               9,659           9,808           10,629
    Professional fees                            5,473           4,531           10,269
    Restructuring charges                       53,906               0                0
    Other expense                               66,095          94,215           65,988
                                               -------         -------          -------
        Total noninterest expense              311,397         284,852          247,158
                                               -------         -------          -------
        Income before income taxes              86,675         163,079          126,499
PROVISION FOR INCOME TAXES                      29,662          64,859           39,993
                                               -------         -------          -------
         NET INCOME                            $57,013         $98,220          $86,506
                                               =======         =======          =======
Net income applicable to Common Shares         $57,013         $98,220          $84,950
Net income per Common Share                       0.49            0.83             0.72
Weighted average outstanding shares (primary)   18,169         118,497          117,791
Memo: Taxable equivalent adjustment             $4,325          $5,495           $6,279

SOCIETY CORPORATION DECLARES 14 PERCENT DIVIDEND INCREASE
AND RECORD ANNUAL EARNINGS
JANUARY 20, 1994
PAGE 11



                   CONSOLIDATED YEAR-TO-DATE INCOME STATEMENT
                (amounts in thousands, except per share amounts)
                                                        Twelve months ended
                                                     ---------------------------
                                                      12-31-93        12-31-92
                                                      --------        --------
INTEREST AND FEE INCOME
      Loans                                          $ 1,356,007      $1,402,680
      Securities                                         481,041         462,635
      Short-term investments and
         assets held for sale                             34,248          38,119
                                                     -----------      ----------
            Total interest and fee income              1,871,296       1,903,434

INTEREST EXPENSE
      Deposits                                           492,161         642,944
      Short-term borrowings                              107,906          89,504
      Long-term debt                                      72,239          40,599
                                                     -----------      ----------
             Total interest expense                      672,306         773,047
                                                     -----------      ----------
             NET INTEREST INCOME                       1,198,990       1,130,387
PROVISION FOR LOAN LOSSES                                 72,240         147,366
                                                     -----------      ----------
             Net interest income after
                 provision for loan losses             1,126,750         983,021

NONINTEREST INCOME
      Trust income                                       204,852         209,952
      Service charges on deposit accounts                 97,970          99,610
      Credit card fees                                    48,032          54,771
      Net securities gains                                26,078           9,775
      Gain on sale of branch offices and loans                 0          20,074
      Gain on sale of subsidiary                          29,410               0
      Other income                                       103,442         107,352
                                                     -----------      ----------
             Total noninterest income                    509,784         501,534

NONINTEREST EXPENSE
      Salaries and employee benefits                     506,716         491,718
      Net occupancy                                       92,635          89,109
      Equipment                                           78,950          76,958
      FDIC insurance                                      40,691          43,803
      Professional fees                                   20,371          31,370
      Restructuring charges                               53,906          50,016
      Other expense                                      308,633         262,977
                                                     -----------      ----------
             Total noninterest expense                 1,101,902       1,045,951
                                                     -----------       ---------
             Income before income taxes                  534,632         438,604
PROVISION FOR INCOME TAXES                               187,473         137,394
                                                     -----------       ---------
             NET INCOME                              $   347,159       $ 301,210
                                                     ===========       =========
Net income applicable to Common Shares               $   346,121       $ 294,984
Net income per Common Share                                 2.93            2.51
Weighted average outstanding shares (primary)            118,323         117,349
Memo: Taxable equivalent adjustment                  $    21,071       $  27,558

SOCIETY CORPORATION DECLARES 14 PERCENT DIVIDEND INCREASE AND
RECORD ANNUAL EARNINGS
JANUARY 20, 1994
PAGE 12





                 CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEET
                            (dollars in thousands)
                                                                     THREE MONTHS ENDED
                                                          ---------------------------------------
    ASSETS                                                  12-31-93      9-30-93      12-31-92
                                                          -----------   -----------   -----------
    Interest-bearing deposits with banks                  $    38,489   $   387,255   $   671,997
    Federal funds sold and security
      resale agreements                                        18,917        84,899        37,308
    Trading account assets                                     13,814        15,634        18,441
    Mortgage loans held for sale                              322,036       277,264       175,830
    Securities available for sale                             737,744       872,873             0
    Investment securities                                   5,265,021     4,402,584     5,542,813
    Loans, net of unearned income                          17,241,631    16,700,937    15,830,681
                                                          -----------   -----------   -----------
      Total earning assets                                 23,637,652    22,741,446    22,277,070
    Allowance for loan losses                                (486,755)     (491,479)     (512,830)
    Cash and due from banks                                 1,344,890     1,263,471     1,263,981
    Premises and equipment                                    430,969       438,453       412,689
    Customers' liability on acceptances                        15,656        19,297        61,298
    Other assets                                            1,104,631     1,185,944     1,111,930
                                                          -----------   -----------   -----------
      Total assets                                        $26,047,043   $25,157,132   $24,614,138
                                                          -----------   -----------   -----------
                                                          -----------   -----------   -----------
    LIABILITIES
    Noninterest-bearing deposits                          $ 3,247,267   $ 3,148,712   $ 3,266,767
    Interest-bearing deposits                              15,294,733    14,947,576    14,507,387
                                                          -----------   -----------   -----------
      Total deposits                                       18,542,000    18,096,288    17,774,154
    Federal funds purchased                                 1,001,912       875,700     1,440,550
    Securities sold under repurchase agreements             1,718,609     1,493,117     1,841,615
    Other short-term borrowings                               910,058       990,029       282,422
    Acceptances outstanding                                    15,656        19,297        61,298
    Other liabilities                                         768,776       624,099       568,384
    Long-term debt                                          1,050,869     1,091,383       814,332
                                                          -----------   -----------   -----------
      Total liabilities                                    24,007,880    23,189,913    22,782,755
    SHAREHOLDERS' EQUITY
    Preferred stock                                                                        60,000
    Common shareholders' equity                             2,039,163     1,967,219     1,771,383
                                                          -----------   -----------   -----------
      Total liabilities and
        shareholders' equity                              $26,047,043   $25,157,132   $24,614,138
                                                          -----------   -----------   -----------
                                                          -----------   -----------   -----------

SOCIETY CORPORATION DECLARES 14 PERCENT DIVIDEND INCREASE AND
RECORD ANNUAL EARNINGS
JANUARY 20, 1994
PAGE 13






                CONSOLIDATED YEAR-TO-DATE AVERAGE BALANCE SHEET
                             (dollars in thousands)

                                                                                    TWELVE MONTHS ENDED
                                                                                ---------------------------
    ASSETS                                                                        12-31-93        12-31-92
                                                                                -----------     ------------
    Interest-bearing deposits with banks                                        $   409,864     $   409,630
    Federal funds sold and security
      resale agreements                                                              45,371         168,863
    Trading account assets                                                           16,778          20,559
    Mortgage loans held for sale                                                    243,421         148,855
    Securities available for sale                                                   911,146               0
    Investment securities                                                         4,622,370       4,834,621
    Loans, net of unearned income                                                16,952,094      16,148,612
                                                                                -----------     ------------
      Total earning assets                                                       23,201,044      21,731,140
    Allowance for loan losses                                                      (496,304)       (522,185)
    Cash and due from banks                                                       1,298,115       1,232,573
    Premises and equipment                                                          433,705         383,842
    Customers' liability on acceptances                                              21,923          89,767
    Other assets                                                                  1,134,481         951,383
                                                                                -----------     ------------
      Total assets                                                              $25,592,964     $23,866,520
                                                                                -----------     ------------
                                                                                -----------     ------------
    lIABILITIES
    Noninterest-bearing deposits                                                $ 3,152,758     $ 3,062,851
    Interest-bearing deposits                                                    15,286,024      15,190,636
                                                                                -----------     ------------
      Total deposits                                                             18,438,782      18,253,487
    Federal funds purchased                                                       1,063,530         807,654
    Securities sold under repurchase agreements                                   1,665,644       1,504,562
    Other short-term borrowings                                                     817,953         360,575
    Acceptances outstanding                                                          21,923          89,767
    Other liabilities                                                               610,134         497,874
    Long-term debt                                                                1,028,646         609,312
                                                                                -----------     ------------
      Total liabilities                                                          23,646,612      22,123,231
    SHAREHOLDERS' EQUITY
    Preferred stock                                                                   9,863          60,000
    Common shareholders' equity                                                   1,936,489       1,683,289
                                                                                -----------     ------------
      Total liabilities and
        shareholders' equity                                                    $25,592,964     $23,866,520
                                                                                -----------     ------------
                                                                                -----------     ------------

SOCIETY CORPORATION DECLARES 14 PERCENT DIVIDEND INCREASE AND RECORD ANNUAL EARNINGS
JANUARY 20, 1994
PAGE 14

                                 KEY BANCSHARES INC. (PRO FORMA)
                                        FINANCIAL HIGHLIGHTS
                           (dollars in thousands, except per share amounts)

                                                                                Year Ended December 31, 1993
                                                                    --------------------------------------------------
                                                                                                         Key Bancshares
SUMMARY OF OPERATIONS                                               Society            KeyCorp            (Pro Forma)
                                                                    --------           --------          --------------
Net income before restructuring charges(1)                         $386,712            $403,851              $790,563
Earnings per common share before restructuring charges(1)              3.26                3.84                  3.22

SELECTED FINANCIAL RATIOS
Return on average total assets (1)                                     1.51 %              1.28 %                1.39 %
Return on average total shareholders' equity(1)                       19.87               18.01                 18.87
Net interest margin                                                    5.26                5.36                  5.31
Net charge-offs to average loans                                        .56                 .55                   .56




                                                                                 As of December 31, 1993
                                                                    --------------------------------------------------
                                                                                                         Key Bancshares
BALANCE SHEET DATA                                                  Society            KeyCorp           (Pro Forma)
                                                                    -------            --------          --------------
Total assets                                                        $27,007,327        $32,647,832        $59,655,159
Loans, net of unearned income                                        17,897,647         22,197,605         40,095,252
Allowance for loan losses                                               480,634            322,078            802,712
Deposits                                                             19,880,704         26,618,444         46,499,148
Total shareholders' equity                                            2,038,586          2,370,586          4,409,172
Book value per common share                                               17.37              21.45              17.59

SELECTED FINANCIAL RATIOS
Total shareholders' equity to total assets                                 7.55 %             7.26 %             7.39 %
Allowance for loan losses to nonperforming loans                         295.20             185.64             238.68
Allowance for loan losses to loans                                         2.69               1.45               2.00
Nonperforming loans to loans                                                .91                .78                .84
Nonperforming assets to loans+other real estate
   owned+other nonperforming assets                                        1.25               1.24               1.24


                      NOTES TO PRO FORMA FINANCIAL HIGHLIGHTS

(1) The pro forma combined summary of operations does not reflect per-tax restructuring charges, including one-time merger expenses, of $118.7 million (as categorized below). These charges were recognized by Society and KeyCorp in the fourth quarter of 1993. Reported net income including restructuring charges was $347.2 million, or $2.93 per share, for Society and $362.8 million, or $3.43 per share, for KeyCorp. On a pro forma basis, the net income for the new company was $709.9 million, or $2.89 per share. The pro forma balance sheet data and the summary of operations prior to the effective time of the merger may not be indicative of the results that actually would have occurred if the merger had been in effect during the periods presented or which may be attained in the future.


                  TYPE OF COST                          (in millions)
                  ------------                          -------------
Merger expense                                              $ 20.5
Restructuring charges:
    Severance, relocation, and other employee costs           49.6
    Systems and facilities costs                              35.7
    Other restructuring costs                                 12.9
                                                            ------
    Total restructuring charges                             $118.7
                                                            ======

SOCIETY CORPORATION DECLARES 14 PERCENT DIVIDEND INCREASE AND RECORD ANNUAL EARNINGS
JANUARY 20, 1994
PAGE 15

                   KEY BANCSHARES INC. (PRO FORMA)
        NOTES TO PRO FORMA FINANCIAL HIGHLIGHTS (CONTINUED)

(2) Although no assurance can be given, KeyCorp and Society also expect that cost savings will be achieved by Key Bancshares Inc. at an annual rate of $80 to $105 million by the end of the first quarter of 1995 as a result of steps to be taken to integrate their operations and to achieve efficiencies in certain combined lines of business. Merger integration task forces, made up of representatives of both companies, have confirmed these preliminary estimates. It is presently expected that approximately 50% of the anticipated annualized savings will be achieved in 1994. The pro forma financial highlights do not give effect to these expected cost savings.

(3) Pro forma financial highlights reflect the combination of KeyCorp and Society, accounted for as a pooling of interests, through the exchange of 124,169,748 shares of Key Bancshares Inc. Common Stock for all outstanding shares of KeyCorp Common Stock at an Exchange Ratio of 1.205 shares of Key Bancshares Inc. Common Stock for each share of KeyCorp Common Stock. In addition, 1,280,000 shares of Key Bancshares Inc. Preferred Stock will be exchanged for all outstanding shares of KeyCorp Preferred Stock on a share-for-share basis.

(4) The pro forma financial highlights do not give effect to the pending acquisitions by KeyCorp of Commercial Bancorporation of Colorado and the Greeley Bank (Colorado) due to immateriality. During the fourth quarter, KeyCorp completed its previously announced acquisition of Jackson Bank and Society completed its previously announced acquisition of Schaenen Wood and Associates.